UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2020

AZIYO BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 370
Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Class A Common Stock, $0.001 par value per share	AZYO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 13, 2020, Aziyo Biologics, Inc. (the “Company”) filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the initial public offering (the “IPO”) of shares of its Class A common stock and Class B common stock. The Company’s board of directors and stockholders previously approved the Restated Certificate to be effective subject to and effective upon the closing of the IPO.

The Restated Certificate amends and restates the Company’s certificate of incorporation in its entirety to, among other things: (i) fix the authorized number of shares of Class A common stock to 200,000,000 shares, (ii) fix the authorized number of shares of Class B common stock to 20,000,000 shares; (iii) establish certain conversion and voting rights of the Class B common stock; (iv) eliminate all references to the previously existing series of preferred stock; (v) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (vi) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (vii) provide that directors may be removed from office only for cause and only upon the affirmative vote of the holders of at least two-thirds of the holders of the Company’s capital stock entitled to vote thereon; (viii) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting; (ix) designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain actions, including, but not limited to, derivative actions or proceedings brought on behalf of the Company or actions asserting claims of breach of a fiduciary duty owned by, or other wrongdoing by, any of the Company’s directors, officers, employees or agents to the Company or the Company’s stockholders, provided that the exclusive forum provision will not apply to actions which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, including actions brought to enforce any liability or duty created by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder; and (x) designate the federal district courts of the United States of America to be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

The foregoing description of the amendments made by the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On October 13, 2020, in connection with the closing of the IPO, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), previously approved by the Company’s board of directors to become effective upon the effectiveness of the Restated Certificate, became effective. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (ii) establish procedures relating to the nomination of directors; and (iii) conform to the amended provisions of the Restated Certificate.

The foregoing description of the amendments made in the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01. Other Events.

On October 7, 2020, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co. and Cowen and Company, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), in connection with the initial public offering, issuance and sale by the Company of 2,205,882 shares of the Company’s Class A common stock, $0.001 par value per share, and 735,294 shares of the Company’s Class B common stock, $0.001 par value per share, in each case, at an initial public offering price of $17.00 per share, less underwriting discounts and commissions, pursuant to an effective registration statement on Form S-1 (Registration No. 333-248788) and a related prospectus. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option exercisable for 30 days to purchase up to an additional 441,176 shares of its Class A common stock at the public offering price, less underwriting discounts and commissions.

On October 13, 2020, the Company announced the closing of the initial public offering. The gross proceeds from the offering, before deducting underwriting discounts and commissions and estimated offering expenses, were approximately $50.0 million.

After deducting underwriting discounts and commissions and estimated offering expenses, the Company intends to use the net proceeds of the offering to hire additional sales personnel and expand its marketing programs, to fund product development and clinical research activities and the remainder for working capital and other general corporate purposes. The Company may also use a portion of the net proceeds from this offering to acquire, in-license or invest in products, technologies or businesses that are complementary to its business, but as of the date hereof, the Company has no agreements, commitments or understandings with respect to any such transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Aziyo Biologics, Inc.

3.2	Amended and Restated Bylaws of Aziyo Biologics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZIYO BIOLOGICS, INC.

Date: October 13, 2020	By:	/s/ Ronald Lloyd
Ronald Lloyd
President and Chief Executive Officer